Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 33-55790, 33-72124, 33-75068, 33-96138, 333-71911, 333-90811, 333-38844, 333-71116, 333-71176, 333-89066, 333-89626, 333-128156, 333-130639, 333-134380 and Form S-8 Nos. 33-42356, 33-42970, 33-51236, 33-54840, 33-58450, 33-75150, 33-90780, 333-05825, 333-55683, 333-40336, 333-59296, 333-91572, 333-106859, 333-116962, 333-125911, 333-133853) of Isis Pharmaceuticals, Inc. and in the related Prospectuses of our reports dated March 7, 2006 except for note 2 as to which the date is August 4, 2006, with respect to the consolidated financial statements of Isis Pharmaceuticals, Inc., Isis Pharmaceuticals, Inc.’s management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Isis Pharmaceuticals, Inc., included in this Annual Report (Form 10-K/A) for the year ended December 31, 2005.

/s/ ERNST & YOUNG LLP

San Diego, California

August 4, 2006